UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934 (Amendment No. )

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Protagenic Therapeutics, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Protagenic Therapeutics, Inc.

149 Fifth Avenue, Suite 500

New York, NY 10010

June 13, 2018

Dear Fellow Stockholder:

You are cordially invited to the Annual Meeting of Stockholders of Protagenic Therapeutics, Inc. (the “Annual Meeting”) to be held on July 23, 2018, at 11:00 a.m., Eastern Time. The Annual Meeting will be our first completely virtual meeting of stockholders. The virtual nature of the Annual Meeting will enable us to increase stockholder accessibility while improving meeting efficiency and reducing costs. The online meeting will begin promptly at 11:00 a.m., Eastern Time.

The matters to be considered and voted upon at the Annual Meeting are described in the Notice of Annual Meeting of Stockholders and the Proxy Statement that accompany this letter.

It is very important that your shares be represented and voted at the Annual Meeting. Please read the attached Proxy Statement and vote your shares as soon as possible.

If you have any questions or need assistance in voting your shares, please call our Chief Financial Officer, Dr. Alexander K. Arrow, at 213-260-4342.

Thank you for your continued support.

Sincerely

/s/ Garo H. Armen
Garo H. Armen
Chairman

Protagenic Therapeutics, Inc.

149 Fifth Avenue, Suite 500

New York, NY 10010

NOTICE OF VIRTUAL ANNUAL MEETING OF STOCKHOLDERS

To be held on July 23, 2018

The Annual Meeting of the stockholders of Protagenic Therapeutics, Inc., a Delaware corporation (the “Company”), will be held at 11:00 a.m., on July 23, 2018. The annual meeting will be completely virtual. If you plan to participate in the virtual meeting, please see the instructions under “How can I attend the Annual Meeting?” on page 2 of this Proxy Statement. Stockholders will be able to listen, vote, and submit questions from their home or from any remote location that has internet connectivity. Stockholders may only participate online by logging in at www.virtualshareholdermeeting.com/PTIX2018. The annual meeting will be held for the following purposes:

●	To elect five director nominees to serve as directors until the next annual meeting of stockholders;

●	To ratify the appointment of MaloneBailey, LLP as our independent registered public accounting firm for the year ending December 31, 2018;

●	To participate in an advisory vote to approve the compensation of the named executive officers;

●	To participate in an advisory vote to determine the frequency at which our stockholders will be asked to approve the compensation of the named executive officers; and

●	To consider any other matters that may properly come before the Annual Meeting.

Only stockholders of record at the close of business on May 31, 2018 are entitled to receive notice of and to vote at the Annual Meeting or any postponement or adjournment thereof.

Your vote is important. Whether you plan to attend the Annual Meeting or not, you may vote your shares over the Internet or by requesting a printed copy of the proxy materials and marking, signing, dating and mailing the proxy card in the envelope provided. If you attend the Annual Meeting and prefer to vote at the meeting, you may do so even if you have already voted your shares. You may revoke your proxy in the manner described in the Proxy Statement at any time before it has been voted at the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Alexander K. Arrow
Alexander K. Arrow
Chief Financial Officer and Secretary
New York, New York
June 13, 2018

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 23, 2018

This proxy statement, this notice of annual meeting, our Annual Report for the fiscal year ended December 31, 2017 and a form of proxy are all available free of charge on the following website: http://protagenic.com/investors/events-proxies/. Under Securities and Exchange Commission rules, we are providing access to our proxy materials by notifying you of the availability of our proxy materials on the Internet.

PROTAGENIC THERAPEUTICS, INC.

149 FIFTH AVENUE, SUITE 500

NEW YORK, NY 10010

PROXY STATEMENT

FOR

VIRTUAL ANNUAL MEETING OF STOCKHOLDERS

To be Held on July 23, 2018

This proxy statement contains information related to the Annual Meeting of Stockholders of Protagenic Therapeutics, Inc. (the “Company”), to be held on July 23, 2018 at 11 a.m. Eastern Time. The annual meeting will be completely virtual. The annual meeting shall be held at such other time and place to which the Annual Meeting may be adjourned or postponed. If you plan to participate in the virtual meeting, please see the instructions under “How can I attend the Annual Meeting?” on page 2 of this Proxy Statement. Stockholders will be able to listen, vote, and submit questions from their home or from any remote location that has internet connectivity. Stockholders may only participate online by logging in at www.virtualshareholdermeeting.com/PTIX2018. The enclosed proxy is solicited by the Board of Directors of Protagenic Therapeutics, Inc. (the “Board”).

In accordance with the “e-proxy” rules approved by the Securities and Exchange Commission (“SEC”) and in connection with the solicitation of proxies by our Board of Directors, on or about June 13, 2018 we first sent a Notice of Internet Availability of Proxy Materials and provided access to our proxy materials (consisting of this proxy statement, our Annual Report on Form 10-K for the year ended December 31, 2017 and a form of proxy) over the internet to each stockholder entitled to vote at the Annual Meeting. We intend to mail to requesting stockholders full sets of our proxy materials (consisting of this proxy statement, our Annual Report on Form 10-K for the year ended December 31, 2017 and a form of proxy) within three to five days from the date of receipt of such request.

ABOUT THE MEETING

Why are we calling this Annual Meeting?

We are calling the Annual Meeting to seek the approval of our stockholders:

o	To elect five director nominees to serve as directors until the next annual meeting of stockholders;

o	To ratify the appointment of MaloneBailey, LLP as our independent registered public accounting firm for the year ending December 31, 2018;

o	To participate in an advisory vote to approve the compensation of the named executive officers as disclosed in the proxy statement;

o	To participate in an advisory vote to determine the frequency at which our stockholders will be asked to approve the compensation of the named executive officers; and

o	To consider any other matters that may properly come before the Annual Meeting.

What are the Board’s recommendations?

Our Board believes that the election of the director nominees identified herein, the appointment of MaloneBailey, LLP as our independent registered public accounting firm for the year ending December 31, 2018 and approval of the non-binding “Say on Pay” advisory proposal regarding executive compensation are advisable and in the best interests of the Company and its stockholders and recommends that you vote FOR these proposals. The Board believes that holding the non-binding “Say on Pay” vote every three years is advisable and in the best interests of the Company and its stockholders and recommends that you vote FOR a frequency of “every three years” regarding how frequently the Company should seek a “Say on Pay” advisory vote.

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Why did I receive a notice in the mail regarding the Internet availability of the proxy materials instead of a paper copy of the proxy materials?

In accordance with rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to furnish to our stockholders this Proxy Statement and our Fiscal 2017 Annual Report by providing access to these documents on the Internet rather than mailing printed copies. Accordingly, a Notice of Internet Availability of Proxy Materials (the “Notice”) is being mailed to our stockholders of record and beneficial owners which will direct stockholders to a website where they can access our proxy materials and view instructions on how to vote online or by telephone. If you would prefer to receive a paper copy of our proxy materials, please follow the instructions included in the Notice.

Who is entitled to vote at the meeting?

Only stockholders of record at the close of business on the record date, May 31, 2018, are entitled to receive notice of the Annual Meeting and to vote the shares of common stock that they held on that date at the meeting, or any postponement or adjournment of the meeting. Holders of our common stock are entitled to one vote per share on each matter to be voted upon. Under the terms of our Series B Preferred Stock, holders who notify the Company in writing can elect to limit the conversion of, and entitlement to vote, such holder’s Series B Preferred Stock so that such holder’s beneficial ownership of common stock does not exceed 9.99% of the total number of shares of common stock issued and outstanding after giving effect to any conversion (or deemed conversion for voting purposes) of their Series B Preferred Stock and other securities convertible into or exercisable for common stock (the “Beneficial Ownership Cap”). Our issued and outstanding Series B Preferred Stock is held by one holder that has made such election and, therefore, none of our Series B Preferred Stock will be entitled to vote at the Annual Meeting.

As of the record date, we had 10,261,419 outstanding shares of common stock and 872,766 outstanding shares of Series B Preferred Stock (all of which are subject to the Beneficial Ownership Cap and will not be entitled to vote at the Annual Meeting).

How can I attend the Annual Meeting?

Stockholders as of the record date and/or their authorized representatives are permitted to attend our Annual Meeting. The Annual Meeting will be conducted entirely over an internet website, at the following address: www.virtualshareholdermeeting.com/PTIX2018. Hosting a virtual meeting enables increased stockholder attendance and participation because stockholders can participate from any location. You may attend the Annual Meeting, vote and submit a question during the Annual Meeting by visiting www.virtualshareholdermeeting.com/PTIX2018 and using your 16-digit control number, located on the Notice and the proxy card, to enter the meeting.

What constitutes a quorum?

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of our common stock outstanding on the record date, as a single class, will constitute a quorum for our meeting. Signed proxies received but not voted and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

How do I vote?

You can vote on matters that come before the Annual Meeting via the Internet by following the instructions in the Notice or by submitting your proxy card by mail. If you would prefer to vote by mail, please follow the instructions included in the Notice to receive a paper copy of our proxy materials.

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If you are a stockholder of record, to submit your proxy by mail or via the Internet, follow the instructions on the proxy card. If you hold your shares in street name, you may vote via the Internet as instructed by your broker, bank or other nominee.

Your shares will be voted as you indicate on your proxy card. If you vote your proxy but you do not indicate your voting preferences, and with respect to any other matter that properly comes before the meeting, the individuals named on the proxy card will vote your shares FOR the matters submitted at the meeting, or if no recommendation is given, in their own discretion.

If you attend the Annual Meeting you should follow the instructions at www.virtualshareholdermeeting.com/PTIX2018 in order to vote or submit questions during the meeting, even if you have voted your shares by proxy.

What if I vote and then change my mind?

You may revoke your proxy at any time before it is exercised by:

o	filing with the Secretary of the Company a notice of revocation;

o	sending in another duly executed proxy bearing a later date; or

o	attending the meeting and casting your vote in person.

For purposes of submitting your vote online, you may change your vote until 11:59 p.m., Eastern Time on July 22, 2018. After this deadline, the last vote submitted will be the vote that is counted.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Many of our stockholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with our transfer agent, American Stock Transfer and Trust Company, LLC, you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Annual Meeting.

Beneficial Owner

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker, bank or nominee which is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker as to how to vote and are also invited to attend the Annual Meeting. However, because you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares. If you do not vote your shares or otherwise provide the stockholder of record with voting instructions, your shares may constitute broker non-votes. The effect of broker non-votes is more specifically described in “What vote is required to approve each proposal?” below.

What vote is required to approve each proposal?

The holders of a majority of our common stock outstanding on the record date must be present, in person or by proxy, at the Annual Meeting in order to have the required quorum for the transaction of business. Pursuant to Delaware corporate law, abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present.

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Assuming that a quorum is present, the following votes will be required:

1.	With respect to the first proposal (election of directors), directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote, and the director nominees who receive the greatest number of votes at the Annual Meeting (up to the total number of directors to be elected) will be elected.

2.	With respect to the proposal to ratify the appointment of MaloneBailey, LLP , the affirmative vote of a majority of the total votes cast on these proposals, in person or by proxy, is required to approve this proposal.

3.	With respect to the non-binding advisory proposal regarding executive compensation, the affirmative vote of a majority of the total votes cast on this proposal, in person or by proxy, will reflect the advice of the stockholders. The approval, on an advisory basis, of the compensation paid to the named executive officers, commonly known as a “Say on Pay” vote, is an advisory vote mandated by the Dodd-Frank Wall Street Reform and Consumer Protection Act. This means that while we ask stockholders to approve the compensation paid to our named executive officers, it is not an action that requires stockholder approval, and stockholders are not voting to approve or disapprove the Board’s recommendation with respect to this proposal.

4.

With respect to the non-binding advisory vote on the frequency with which we will conduct a non-binding advisory vote regarding executive compensation, or the “Say on Pay Frequency” vote, such frequency will be determined by a plurality of the votes cast, which means that the option receiving the highest number of votes will be determined to be the preferred frequency.

Both the “Say on Pay and “Say on Pay Frequency” votes are advisory votes and are non-binding on the Board, although the Board and the Compensation Committee welcome the input of the stockholders on the Company’s compensation policies and will take the advisory votes into account in making determinations concerning executive compensation.

5.	Any other proposal that might properly come before the Annual Meeting will require the affirmative vote of a majority of the votes cast by the holders of all of the shares of stock present or represented and voting on such matter at the meeting in order to be approved, except when a different vote is required by law, our certificate of incorporation or our Bylaws.

Abstentions and broker non-votes with respect to any matter will be counted as present and entitled to vote on that matter for purposes of establishing a quorum. A broker non-vote will not have any effect on a proposal where the requirement for approval is the affirmative vote of the majority of votes cast by the holders of all of the shares present in person or represented by proxy at the meeting and entitled to vote on such matter, while abstentions will be treated as a vote against such proposal. Accordingly, broker non-votes will not have any effect on Proposals 2 and 3 while abstentions will be treated as votes against Proposals 2 and 3. Neither abstentions nor broker non-votes will have any effect on Proposal 1 or 4.

Holders of the common stock and Series B Preferred Stock will not have any dissenters’ rights of appraisal in connection with any of the matters to be voted on at the meeting.

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What are “broker non-votes”?

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, your shares are held by your broker, bank or other agent as your nominee, or in “street name,” and you will need to obtain a proxy form from the organization that holds your shares and follow the instructions included on that form regarding how to instruct the organization to vote your shares. If you do not give instructions to your broker, bank or other agent, it can vote your shares with respect to “discretionary” items but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under the rules of various national securities exchanges, and, in the absence of your voting instructions, your broker, bank or other agent may vote your shares held in street name on such proposals. Non-discretionary items are proposals considered non-routine under the rules of various national securities exchanges, and, in the absence of your voting instructions, your broker, bank or other agent may not vote your shares held in street name on such proposals and the shares will be treated as broker non-votes. The only routine matter to be considered at the Annual Meeting is the ratification of the appointment of the Company’s independent registered public accountants (Proposal 2). Proposals 1, 3 and 4 are considered non-routine matters under the applicable rules. If you do not give your broker specific instructions, the broker may not vote your shares on Proposal 1, Proposal 3 and Proposal 4 and therefore there may be broker non-votes on Proposal 1, Proposal 3 and Proposal 4. Proposal 2 involves a matter we believe to be routine and thus if you do not give instructions to your broker, the broker may vote your shares in its discretion on Proposal 2 and therefore no broker non-votes are expected to exist in connection with Proposal 2.

How are we soliciting this proxy?

We are soliciting this proxy on behalf of our Board and will pay all expenses associated therewith. Some of our officers, directors and other employees also may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, facsimile or other electronic means.

We will also, upon request, reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their reasonable out-of-pocket expenses for forwarding proxy materials to the beneficial owners of the capital stock and to obtain proxies.

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PROPOSAL 1: TO ELECT FIVE DIRECTORS TO SERVE UNTIL THE NEXT ANNUAL MEETING AND UNTIL THEIR SUCCESSORS HAVE BEEN DULY ELECTED AND QUALIFIED

Our Board is currently composed of five directors. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that director for which the vacancy was created and until the director’s successor is duly elected and qualified.

Each of the nominees listed below is currently one of our directors. If elected at the Annual Meeting, each of these nominees would serve until the next annual meeting and until his or her successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal.

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. Abstentions and broker non-votes will not be treated as a vote for or against any particular director nominee and will not affect the outcome of the election. Stockholders may not vote, or submit a proxy, for a greater number of nominees than the five nominees named below. The director nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the five director nominees named below. If any director nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by our Board. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.

On June 20, 2017, Gregory K. Ekizian, who was a director and the Chairman of the Audit Committee of the Company’s Board, notified the Company that he was resigning from the Board effective immediately. Mr. Ekizian’s resignation is due to compliance with restrictions imposed upon him by a new position he has taken with an unrelated company. On July 25, 2017, the Board, upon the recommendation of its Nominating and Corporate Governance Committee, appointed Brian Corvese to the Board, to fill the vacancy created by the resignation of Gregory K. Ekizian. The Board has determined that Mr. Corvese is an “independent director” as defined in the Nasdaq Listing Rules. Mr. Corvese was appointed as chair to the Company’s Audit Committee, which he will chair, and to serve on the Company’s Compensation Committee. In connection with his appointment to the Audit Committee, the Board found that Mr. Corvese qualifies as an “audit committee financial expert,” as defined in the Nasdaq listing rules.

Nominees for Election Until the Next Annual Meeting

The following sets forth certain information with respect to each of our directors who are up for election or re-election at the 2018 Annual Meeting:

Name	Age	Position(s)
Garo H. Armen	65	Executive Chairman of the Board of Directors

Robert B. Stein	67	Director

Khalil Barrage	53	Director

Brian J. Corvese	60	Director

Joshua Silverman	48	Director

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Garo H. Armen, PhD, Executive Chairman, is one of our founders and joined us in September 2004. Garo H. Armen is Chairman and Chief Executive Officer of Agenus Inc., a biotechnology company he co-founded in 1994. From mid-2002 through 2004, he also served as Chairman of the Board of the biopharmaceutical company Elan Corporation, plc, which he successfully restructured. Prior to Agenus Inc., Dr. Armen established Armen Partners, a money management firm specializing in biotechnology and pharmaceutical companies and was the architect of the widely publicized creation of the Immunex Lederle oncology business in 1993. Earlier, he was a senior vice president of research at Dean Witter Reynolds, having begun his career on Wall Street as an analyst and investment banker at EF Hutton. In 2002, Dr. Armen founded the Children of Armenia Fund, a nonprofit organization dedicated to significantly rebuilding and revitalizing impoverished rural Armenian towns to provide immediate and sustainable benefits to children and youth. He received the Ellis Island Medal of Honor in 2004 for his humanitarian efforts, and received the Sabin Humanitarian Award from the Sabin Vaccine Institute in 2006 for his achievements in biotechnology and progressing medical research. Dr. Armen was also the Ernst & Young 2002 New York City Biotechnology Entrepreneur of the Year, and received a Wings of Hope Award in 2005 from The Melanoma Research Foundation for his ongoing commitment to the melanoma community. Dr. Armen received a PhD in physical chemistry from the Graduate Center, City University of New York, after which he worked as a research fellow at Brookhaven National Laboratories in Long Island, NY.

Khalil Barrage, Director, joined us in July, 2007. Mr. Khalil Barrage has served as a Managing Director of The Invus Group, LLC since 2003, in charge of the Public Equities Group that he set up in September 2003. Invus manages over $3B of capital, with a primary focus is on private equity investments, biotechnology and health care. In addition, Invus manages a fund-of-funds liquid alternative investment and, most recently, the newly established public equities portfolio activity. Mr. Barrage is a value investor. He started his career in 1988 with The Olayan Group, a multibillion private group. He was in charge of the group’s U.S. public equities portfolio, overseeing more than $2 billion of assets. Mr. Barrage holds a BA from American University of Beirut.

Robert B. Stein, PhD. MD, Director, joined us effective the closing of the Merger in February, 2016. Dr. Robert B. Stein is Chief Scientific Officer of Agenus Inc. Dr. Robert B. Stein leads Agenus’ Research, Preclinical Development and Translational Medicine functions. He helps shape clinical development strategy for vaccines and adjuvants. Additionally, he’s leading integration of the 4-Antibody acquisition, which includes the company’s fully human antibody drug discovery and optimization technology platform, and portfolio of immune checkpoint antibody programs. Over his 30 years of experience in the biopharmaceutical industry he played a pivotal role in bringing to the market Sustiva®, Fablyn®, Viviant®, PanRetin®, TargRetin®, Promacta® and Eliquis®. Prior to joining Agenus, he held executive management positions at Ligand Pharmaceuticals, DuPont Merck, Incyte Pharmaceuticals, Roche Palo Alto and KineMed. Dr. Stein began his career at Merck, Sharp and Dohme. He holds an MD and a PhD in Physiology & Pharmacology from Duke University. Dr. Stein filed a personal voluntary bankruptcy petition under Chapter 7 in August of 2012 and the bankruptcy was discharged in May 2013.

Joshua Silverman, Director, joined us effective the closing of the Merger in February 2016. Mr. Silverman is the Co–founder and Managing Member of Parkfield Funding LLC, and is a former Principal and Managing Partner of Iroquois Capital Management, LLC. Mr. Silverman served as Co–Chief Investment Officer of Iroquois from 2003 until July 2016. From 2000 to 2003, Mr. Silverman served as Co–Chief Investment Officer of Vertical Ventures, LLC, a merchant bank. He also serves as the Chairman of the Board of Neurotrope, Inc. (Nasdaq: NTRP). Prior to forming Iroquois, Mr. Silverman was a Director of Joele Frank, a boutique consulting firm specializing in mergers and acquisitions. Previously, Mr. Silverman served as Assistant Press Secretary to The President of The United States. Mr. Silverman received his B.A. from Lehigh University in 1992. In the past five years, Mr. Silverman has served as a director of MGT Capital Investments, Inc. and National Holdings Corporation, and in 2016, became a director of WPCS International, Inc.

Brian J. Corvese, Director, joined us on July 28, 2017, filling the open board seat vacated by Gregory H. Ekizian. Since 1999, Mr. Corvese has been the President and Founder of Vencor Capital (“Vencor”), a private equity firm with telecommunications and technology investments in the Middle East and Mediterranean regions. Prior to working at Vencor, Mr. Corvese worked on investments in the U.S. and global equity markets as a Managing Director and partner at Soros Fund Management, the largest hedge fund in the world at the time. From 1988 to 1996, Mr. Corvese was a partner at Chancellor Capital Management (“Chancellor”), a $25 billion money management firm. While at Chancellor, Mr. Corvese was a Portfolio Manager with responsibility for investments made in basic industries, restructurings, and special situations, corporate governance investments, as well as founded and managed his own hedge fund. From 1981 to 1988, Mr. Corvese was with Drexel Burnham Lambert (“Drexel”) as an equity analyst following the chemical and specialty chemical industries and participated in a significant number of merger and acquisition activities. While at Drexel, Mr. Corvese was a member of the top chemical and specialty chemical research team, as ranked by Institutional Investor. Mr. Corvese currently serves on the board of directors of Agenus Inc. and the National Telecommunications Corporation, based in Cairo, Egypt. Mr. Corvese earned degrees in finance and political science from The University of Rhode Island and attended New York University Graduate School. With over 30 years of experience in the financial industry, Mr. Corvese brings substantial financial expertise to our Board.

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Family Relationships

There are no family relationships between or among the directors, executive officers or persons nominated or chosen by our stockholders or us to become directors or executive officers.

Voting Agreement

On February 12, 2016, the Company and certain of its stockholders (currently representing approximately 43% of the Company’s issued and outstanding common stock), including Messrs. Armen, Arrow and Ekizian and Strategic Bio Partners, LLC, entered into a voting agreement whereby these stockholders agreed to vote in favor of setting and maintaining the size of the Board at five directors (unless increased by the Board), the election of one director designated by Strategic Bio Partners, LLC and the election of four directors designated by Mr. Garo (so long as Mr. Garo is an officer or director of the Company). The term of the voting agreement runs until February 12, 2019 unless terminated earlier by a vote of at least 90% of the stockholders party to the agreement or the consummation of a firm commitment underwritten public offering of the Company’s common stock resulting in proceeds to the Company of at least $20 million.

Involvement in Certain Legal Proceedings

To our knowledge, during the past ten years, none of our directors, executive officers, promoters, control persons, or nominees has:

been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

Except as set forth above with respect to Dr. Stein, had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

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CORPORATE GOVERNANCE

Code of Business Conduct and Ethics

On February 24, 2017, we adopted a written Code of Business Conduct and Ethics. Guidelines on Significant Governance Issues, and Process for Security Holder Communications with Directors. A copy of these codes are posted under the “Corporate Governance” subtab under the “Investors” tab in our website, which is located at http://protagenic.com/investors/corporate-governance.

Board Committees

Our board of directors has established four standing committees: an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and a Science Committee. Each of these committees will operate under a charter that has been approved by our board of directors.

Audit Committee. The Audit Committee oversees and monitors our financial reporting process and internal control system, reviews and evaluates the audit performed by our registered independent public accountants and reports to the Board any substantive issues found during the audit. The Audit Committee is directly responsible for the appointment, compensation and oversight of the work of our registered independent public accountants. The Audit Committee reviews and approves all transactions with affiliated parties. The Audit Committee is comprised of two or more independent directors who shall be appointed annually and subject to removal by the Board at any time. Each member of the Audit Committee shall meet the independence requirements of The NASDAQ Stock Market, LLC, and SEC regulations, as well as any other applicable requirements. On June 20, 2017, Gregory K. Ekizian, a director of the Company and the Chairman of the Audit Committee of the Company’s Board of Directors, notified the Company that he was resigning from the Board effective immediately. On July 25, 2017, our Board appointed Brian Corvese to the Audit Committee, whom meets the independence requirements. In addition, the Board also designated Brian Corvese as an “audit committee financial expert,” as that term is defined by the NASDAQ Listing Rules and SEC regulations.

Compensation Committee. The Compensation Committee provides advice and makes recommendations to the board in the areas of employee salaries, benefit programs and director compensation. The Compensation Committee also reviews the compensation of our President, Chief Executive Officer, and other officers and makes recommendations in that regard to the board as a whole. The Compensation Committee is comprised on three or more directors who shall be appointed annually and subject to removal by the Board at any time. The Compensation Committee must have at least two members, and must consist solely of independent directors. Our Board appointed Messrs. Barrage (Committee Chairperson) and Corvese, and Dr. Stein to the Compensation Committee, all of whom are independent

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee nominates individuals to be elected to the full board by our stockholders. The Nominating and Corporate Governance Committee determines the slate of director nominees for election to the Board, to identify and recommend candidates to fill vacancies occurring between annual stockholder meetings, to review the Company’s policies and programs that relate to matters of corporate responsibility, including public issues of significance to the Company and its stockholders. The Nominating and Corporate Governance Committee is comprised of three or more directors who shall be appointed annually and subject to removal by the Board at any time. Each member of the Nominating and Corporate Governance Committee may or may not meet the independence requirements of The NASDAQ Stock Market, LLC and SEC regulations. On March 25, 2016, our Board appointed Messrs. Silverman (Committee Chairperson), and Drs. Armen and Stein to the Nominating and Corporate Governance Committee.

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Science Committee The Science Committee meets regularly to review the strategic direction being taken by Management with respect to developing the Company’s scientific assets. A key function of the Science Committee is to ensure that the Company is targeting disease indications for its drug candidates that take full advantage of the drug candidates’ potential, within the constraints of the working capital available to the Company. This process is expected to continually necessitate difficult choices concerning how many disease targets to pursue. The Science Committee is directly responsible for the appointment, compensation and oversight of the Company’s top scientific staff. The Science Committee reviews and approves all major contractual agreements with contract research organizations. The Science Committee is comprised of two or more directors appointed annually and subject to removal by the Board at any time. On May 9, 2017, our Board appointed Drs. Stein (Committee Chairperson) and Armen and Mr. Silverman to the Science Committee.

Director Independence

We are not currently listed on any national securities exchange or in an inter-dealer quotation system that has a requirement that the Board of Directors be independent. However, in evaluating the independence of our members and the composition of the committees of our Board of Directors, our Board utilizes the definition of “independence” as that term is defined by applicable listing standards of the NASDAQ Stock Market and SEC rules, including the rules relating to the independence standards of an audit committee and the non-employee director definition of Rule 16b-3 promulgated under the Exchange Act.

Our Board of Directors expects to continue to evaluate its independence standards and whether and to what extent the composition of the Board and its committees meets those standards. We ultimately intend to appoint such persons to our Board and committees of our Board as are expected to be required to meet the corporate governance requirements imposed by a national securities exchange. Therefore, we intend that a majority of our directors will be independent directors of which at least one director will qualify as an “audit committee financial expert,” within the meaning of Item 407(d)(5) of Regulation S-K, as promulgated by the SEC.

We believe that Messrs. Barrage, Corvese, and Silverman are each an “independent” director as that term is defined by the NASDAQ Stock Market, Inc. Marketplace Rules and SEC Regulations. In addition, the Board also designated Brian Corvese as an “audit committee financial expert,” as that term is defined by the NASDAQ Listing Rules and SEC regulations.

With regard to Mr. Silverman’s independent status, the Board considered the fact that he is an ex-CEO of one of the institutional funds (Iroquois Asset Management) that is a 50% owner of a limited liability company which owns just under 10% of the Company’s common stock. The Board noted that Mr. Silverman is no longer the CEO of Iroquois Asset Management, and as such, he does not represent a major single stockholder.

With regard to Mr. Corvese’s independent status, the Board considered the fact that he has no business relationship with the Company.

With regard to Mr. Barrage’s independent status, the Board considered the fact that he has no business relationship with the Company.

Dr. Stein, a member of the Nominating and Corporate Governance and Science Committees, is not considered “independent.”

Our principal offices are located at 149 Fifth Avenue, Suite 500, New York, New York 10010, in a conference room of Agenus, Inc. We utilize our principal office for quarterly board meetings and our annual stockholder meeting on a month to month basis at a nominal value. Dr. Armen, our Executive Chairman, is also the Chairman and Chief Executive Officer of Agenus, Inc.

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Limitation of Directors Liability and Indemnification

The Delaware General Corporation Law authorizes corporations to limit or eliminate, subject to certain conditions, the personal liability of directors to corporations and their stockholders for monetary damages for breach of their fiduciary duties. Our certificate of incorporation limits the liability of our directors to the fullest extent permitted by Delaware law.

We have director and officer liability insurance to cover liabilities our directors and officers may incur in connection with their services to us, including matters arising under the Securities Act. Our certificate of incorporation and bylaws also provide that we will indemnify our directors and officers who, by reason of the fact that he or she is one of our officers or directors of our Company, is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative related to their board role with the Company.

We have entered into indemnification agreements with each of our directors and executive officers. It is anticipated that future directors and officers will enter into an Indemnification Agreement with us in substantially similar form. The Indemnification Agreement provides, among other things, that we will indemnify and hold harmless each person subject to an Indemnification Agreement (each, an “Indemnified Party”) to the fullest extent permitted by applicable law from and against all losses, costs, liabilities, judgments, penalties, fines, expenses and other matters that may result or arise in connection with such Indemnified Party serving in his or her capacity as a director of ours or serving at our direction as a director, officer, employee, fiduciary or agent of another entity. The Indemnification Agreement further provides that, upon an Indemnified Party’s request, we will advance expenses to the Indemnified Party to the fullest extent permitted by applicable law. Pursuant to the Indemnification Agreement, an Indemnified Party is presumed to be entitled to indemnification and we have the burden of proving otherwise. The Indemnification Agreement also requires us to maintain in full force and effect directors’ liability insurance on the terms described in the Indemnification Agreement. If indemnification under the Indemnification Agreement is unavailable to an Indemnified Party for any reason, we, in lieu of indemnifying the Indemnified Party, will contribute to any amounts incurred by the Indemnified Party in connection with any claim relating to an indemnifiable event in such proportion as is deemed fair and reasonable in light of all of the circumstances to reflect the relative benefits received or relative fault of the parties in connection with such event.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

There is no pending litigation or proceeding involving any of our directors, officers, employees or agents in which indemnification will be required or permitted. We are not aware of any threatened litigation or proceeding that may result in a claim for such indemnification.

Stockholder nominations for directorships

Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting their names and background to the Secretary of the Company at the address set forth below under “Stockholder Communications” in accordance with the provisions set forth in our bylaws. All such recommendations will be forwarded to the Nominating and Corporate Governance Committee, which will review and only consider such recommendations if appropriate biographical and other information is provided, including, but not limited to, the items listed below, on a timely basis. All security holder recommendations for director candidates must be received by the Company in the timeframe(s) set forth under the heading “Stockholder Proposals” below.

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●	the name and address of record of the security holder;

●	a representation that the security holder is a record holder of the Company’s securities, or if the security holder is not a record holder, evidence of ownership in accordance with Rule 14a-8(b)(2) of the Securities Exchange Act of 1934;

●	the name, age, business and residential address, educational background, current principal occupation or employment, and principal occupation or employment for the preceding five (5) full fiscal years of the proposed director candidate;

●	a description of the qualifications and background of the proposed director candidate and a representation that the proposed director candidate meets applicable independence requirements;

●	a description of any arrangements or understandings between the security holder and the proposed director candidate; and

●	the consent of the proposed director candidate to be named in the proxy statement relating to the Company’s annual meeting of stockholders and to serve as a director if elected at such annual meeting.

Assuming that appropriate information is provided for candidates recommended by stockholders, the Nominating and Corporate Governance Committee will evaluate those candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by members of the Board or other persons, as described above and as set forth in its written charter.

Stockholder Communications

Our Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Absent unusual circumstances or as contemplated by committee charters, and subject to advice from legal counsel, the Secretary of the Company is primarily responsible for monitoring communications from stockholders and for providing copies or summaries of such communications to the Board as he considers appropriate.

Communications from stockholders will be forwarded to all directors if they relate to important substantive matters or if they include suggestions or comments that the Secretary considers to be important for the Board to know. Communication relating to corporate governance and corporate strategy are more likely to be forwarded to the Board than communications regarding personal grievances, ordinary business matters, and matters as to which the Company tends to receive repetitive or duplicative communications.

Stockholders who wish to send communications to the Board should address such communications to: The Board of Directors, Protagenic Therapeutics, Inc., 149 Fifth Avenue, Suite 500, New York, NY 10010.

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Executive Officers

EXECUTIVE COMPENSATION

The following table sets forth information regarding each element of compensation that we paid or awarded to our named executive officers and for fiscal years ended December 31, 2017 and 2016.

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus ($)	Stock Awards ($)	Option Awards ($)		Non-Equity Incentive Plan Compensation ($)	Deferred Compensation ($)	All Other Compensation ($)		Total Compensation ($)

Garo H. Armen, Chairman	2017	N/A	N/A	N/A	$312,500	(3)	N/A	N/A	N/A		$312,500
	2016	N/A	N/A	N/A	$580,000	(1)	N/A	N/A	N/A		$580,000

Robert Ziroyan, Chief Operating Officer and Interim President (6)	2017	$13,168	$0	$0	$0		$0	$0	$0		$13,168
	2016	$16,861	$0	$0	$0		$0	$0	$2,869	(2)	$19,730

Alexander K. Arrow, Chief Financial Officer	2017	$125,000	$0	$0	$93,750	(4)	$0	$0	N/A		$218,750
	2016	$106,552	$0	$0	$277,400	(5)	$0	$0	N/A		$383,952

(1) We use the Black-Scholes option pricing model to value the options granted. On April 15, 2016, Dr. Armen was granted 500,000 options (exercise price of $1.25/option) which had vested by December 31, 2016 valued at U.S. $1.16 each at December 31, 2016.

(2) Represents health benefits, Canada Pension Plan and employment insurance, cell phone and internet reimbursements.

(3) We use the Black-Scholes option pricing model to value the options granted. On October 16, 2017, Dr. Armen was granted 250,000 options (exercise price of $1.75/option) which had 17,361 shares vested by December 31, 2017 valued at U.S. $1.25 each at December 31, 2017.

(4) We use the Black-Scholes option pricing model to value the options granted. On October 16, 2017, Dr. Arrow was granted 75,000 options (exercise price of $1.75/option) which had 5,208 shares vested by December 31, 2017 valued at U.S. $1.25 each at December 31, 2017.

(5) We use the Black-Scholes option pricing model to value the options granted. On February 12, 2016, Dr. Arrow was granted 100,000 options (exercise price of $1.25/option) which had 25,000 options vested by December 31, 2016 valued at US $1.15 each at December 31, 2016. Then, on April 15, 2016, Dr. Arrow was granted 140,000 options (exercise price of $1.25/option) which had 33,057 options vested by December 31, 2016 valued at U.S. $1.16 each at December 31, 2016.

(6) Mr. Ziroyan ceased serving as an executive officer effective April 4, 2016. We compensated Mr. Ziroyan as an officer (President & COO) from January 1, 2016 through April 3, 2016, in the amount of $19,730. We then compensated him as an external consultant non-officer from April 4, 2016 through December 31, 2016, in the amount of $18,000. Mr. Ziroyan was not granted any options during 2016 or 2017.

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Alexander K. Arrow, M.D., CFA –Chief Financial Officer. Dr. Arrow became our Chief Financial Officer in February 2016. Dr. Arrow is also the Chief Executive officer of Zelegent, Inc., a clinical-stage start-up medical device company preparing to launch a minimally invasive snoring alleviation tool. From January 2015 through December 2015, Dr. Arrow also served as a director and acting Chief Operating Officer of Neumedicines, Inc., a clinical-stage private biotechnology company developing protein therapeutics that address unmet clinical and societal needs in Oncology, Hematology and Immunology. Dr. Arrow serves as a director of Gel-e, Inc., a wound-care company with an FDA-cleared hemostatic patch product, BioLx, Inc., a start-up developing an advanced surgical mask, and Rindex Medical, Inc., a developmental-stage company, 30% owned by the Cleveland Clinic, which is developing a diagnostic technology for use in cardiovascular intensive care units. Previously, Dr. Arrow served on the board and was the Chairman of both the Audit Committee and Compensation Committee of Biolase, Inc. (NASDAQ: BIOL) from July 2010 through February 2014, and served as the President and Chief Operating Officer of Biolase, Inc. from June 2013 through December 2014. Biolase, Inc. is a medical device manufacturer and the leading provider of lasers to the global dentistry industry. From July 2012 to June 2013 Dr. Arrow was the Chief Medical and Strategic Officer of Circuit Therapeutics, Inc., a company seeking to realize commercial potential in the field of optogenetics. From December 2007 through June 2012, Dr. Arrow was the Chief Financial Officer of Arstasis, Inc., a cardiology device manufacturer. From 2002 to 2007, Dr. Arrow headed medical technology equity research at the global investment bank Lazard Capital markets, LLC. Dr. Arrow spent two years 1999-2001 as Chief Financial Officer of the Patent & License Exchange, later renamed PLX Systems, Inc., and three years as the publishing life sciences research analyst at Wedbush Morgan Securities. In 1996, Dr. Arrow was a surgical resident at the UCLA Medical Center. Dr. Arrow received his CFA in 1999. He was awarded an M.D. from Harvard Medical School in 1996 and a B.A. in Biophysics, magna cum laude, from Cornell University in 1992.

Employment Arrangements with Officers and Directors

Dr. Alexander Arrow, our Chief Financial Officer, receives base compensation of $125,000 per year for his part-time work for us. In addition, Dr. Arrow received 100,000 options under the 2006 Plan as a sign-on bonus when he joined us and 140,000 options under the 2016 plan on April 15, 2016. These options have an exercise price of $1.25 per share, a ten-year term and vest over a three-year period in 35 monthly installments of 2,778 shares and a final installment of 2,770 shares and 3,889 shares and a final installment of 3,885 shares, respectively. On October 16, 2017, we granted Dr. Arrow another ten-year option to purchase 75,000 shares of our common stock at an exercise price of $1.75 per share, which vest in 35 monthly installments of 2,083 shares and a final installment of2,095. The terms of Dr. Arrow’s option grants also include full vesting acceleration upon a change of control. Drs. Arrow and Armen are the only currently two executive officers of the Company.

Consultancy Agreements

Robert B. Stein, PhD, MD. We entered into a consulting agreement with Dr. Stein effective January 2015. Dr. Stein is responsible for providing us with technical and advisory services related to our research and development efforts. The consulting agreement is effective through January 2020. On January 23, 2015, we granted Dr. Stein ten-year options to purchase 200,000 shares of our common stock, at an exercise price of $1.25 per share. The options vest in increments of 1.667% per month on the first day of each calendar month following January, 2015, such that the shares shall be fully vested on January 23, 2020, provided Dr. Stein remains a consultant to us. On October 16, 2017, we granted Dr. Stein a ten-year grant to purchase another 200,000 shares of our common stock, at an exercise price of $1.75 per share.

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Outstanding Equity Awards at Fiscal Year End

The following table summarizes the equity awards made to our named executive officers that were outstanding at December 31, 2017.

Name	No. of Securities Underlying Unexercised Options (#) Exercisable	No. of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price	Option Expiration Date
Garo H. Armen (1)	284,725	215,275	$1.25	April 15, 2026
Garo H. Armen (2)	17,361	232,639	$1.75	October 16, 2027
Robert Ziroyan (3)	100,000	—	$1.00	March 30, 2021
Robert Ziroyan (3)	50,000	—	$1.00	March 1, 2024
Robert Ziroyan (3)	75,000	—	$1.25	March 9, 2025
Alexander K. Arrow (4)	58,333	41,666	$1.25	February 12, 2026
Alexander K. Arrow (4)	79,725	60,275	$1.25	April 15, 2026
Alexander K. Arrow (5)	5,208	69,782	$1.75	October 16, 2027

(1)	Dr. Armen was granted a 500,000 share option grant on April 15, 2016.

(2)	Dr. Armen was granted a 250,000 share option grant on October 16, 2017.

(3)	Mr. Ziroyan ceased serving as an executive officer as of April 4, 2016.

(4)	Dr. Arrow was granted a 100,000 share option grant on February 12, 2016, and a 140,000 share option grant on April 15, 2016.

(5)	Dr. Arrow was granted a 75,000 share option grant on October 16, 2017.

For Drs. Armen and Arrow, following a qualified Change of Control, a resignation for Good Reason, or an involuntary termination other than For Cause, 100% of the executives’ then-unvested options shall become immediately vested.

Director Compensation

During the fiscal year ended December 31, 2017 we compensated directors who were not employees of the Company.

Name	Fees earned or paid in cash	Stock awards	Option awards (1)	Non-equity incentive plan compensation	Nonqualified deferred compensation earnings	All other compensation	Total
Garo H. Armen			$312,500				$312,500
Khalil Barrage			$243,750				$243,750
Joshua Silverman			$56,250				$56,250
Robert Stein			$250,000				$250,000
Brian Corvese			$118,750				$118,750
Greg Ekizian			$0				$0

(1)	All Directors’ option awards were granted under the 2016 Plan on October 16, 2017, except Kahlil Barrage’s options which were granted on January 1, 2017.

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Going forward, on April 15 of each fiscal year, each non-employee directors will receive an option under the 2016 Plan to purchase 40,000 shares of common stock, as well as an option to purchase 5,000 shares for each committee which they chair. No additional options shall be granted for serving on a committee without being its chair. All options will be granted at fair market value, as defined in the 2016 Plan, on the date of grant, and will vest over a three-year period in equal monthly installments. Vesting will accelerate in certain circumstances, such as a change of control of the Company, and unvested options will terminate upon the cessation of an individual’s service to us as a director.

Non-employee directors may be reimbursed for their reasonable expenses in attending Board and committee meetings.

We entered into a consulting agreement with Robert B. Stein, PhD, MD, which is described above.

Equity Compensation Plans

Equity Compensation Plan Information

Plan category	(a) No. of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) No. of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)
Equity compensation plans approved by security holders	6,453,887	$1.18	2,148,300

Equity compensation plans not approved by security holders	0	0	0
Total	6,453,887	$1.18	2,148,300

In connection with the consummation of the Merger completed on February 12, 2016, we adopted the pre-merger Protagenic Therapeutics, Inc.’s 2006 Employee, Director and Consultant Stock Plan (the “2006 Plan”). On June 17, 2016, our stockholders adopted our 2016 Equity Compensation Plan and, as a result, we terminated the 2006 Plan. We will not grant any further awards under the 2006 Plan. All outstanding grants under the 2006 Plan will continue in effect in accordance with the terms of the particular grant and the 2006 Plan.

2006 Employee, Director and Consultant Stock Plan

The following description of the pertinent terms of the 2006 Plan is a summary and is qualified in its entirety by the full text of the 2006 Plan.

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Administration. The administrator (the “Administrator”) of the 2006 Plan is the Board of Directors, except to the extent the Board of Directors delegates its authority to the Compensation committee (the “Committee”) of the Board, in which case the Committee shall be the Administrator. Subject to the provisions of the 2006 Plan, the Administrator is authorized to:

a.	Interpret the provisions of the 2006 Plan or of any option or stock grant and to make all rules and determinations which it deems necessary or advisable for the administration of the 2006 Plan;

b.	Determine which employees, directors and consultants shall be granted awards;

c.	Determine the number of Shares for which an award shall be granted;

d.	Specify the terms and conditions upon which an award may be granted; and

e.	Adopt any sub-plans applicable to residents of any specified jurisdiction as it deems necessary or appropriate in order to comply with or take advantage of any tax laws applicable to the us or to 2006 Plan participants or to otherwise facilitate the administration of the 2006 Plan, which sub-plans may include additional restrictions or conditions applicable to options or shares acquired upon exercise of options.

provided, however, that all such interpretations, rules, determinations, terms and conditions shall be made and prescribed in the context of preserving the tax status under Section 422 of the Code of those options which are designated as ISOs. Subject to the foregoing, the interpretation and construction by the Administrator of any provisions of the 2006 Plan or of any award granted under it shall be final.

If permissible under applicable law, the Board of Directors or the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any portion of its responsibilities and powers to any other person selected by it. Any such allocation or delegation may be revoked by the Board of Directors or the Committee at any time.

Terms and Conditions of Options. Options granted under the 2006 Plan may be either “incentive stock options” that are intended to meet the requirements of Section 422 of the Code or “nonqualified stock options” that do not meet the requirements of Section 422 of the Code. The Administrator will determine the exercise price of options granted under the 2006 Plan. The exercise price of stock options may not be less than the fair market value per share of our common stock on the date of grant (or 110% of fair market value in the case of incentive stock options granted to a ten-percent stockholder).

If on the date of grant the common stock is listed on a stock exchange or national market system, the fair market value will generally be the closing sale price on the date of grant. If the common stock is not traded on a stock exchange or national market system on the date of grant, the fair market value will generally be the mean between the bid and the asked price for the common stock at the close of trading in the over-the-counter market for the trading day on which common stock was traded immediately preceding the applicable date. If no such prices are available, the fair market value shall be determined in good faith by the Administrator.

No option intended to qualify as an ISO may be exercisable for more than ten years from the date of grant (five years in the case of an incentive stock option granted to a ten-percent stockholder). Options granted under the 2006 Plan will be exercisable at such time or times as the Administrator prescribes at the time of grant. No employee may receive incentive stock options that first become exercisable in any calendar year in an amount exceeding $100,000.

Generally, the exercise price of an option may be paid (a) in cash or by certified bank check, (b) at the discretion of the Administrator, through delivery of shares of our common stock held for at least six months having a fair market value equal to the purchase price, (c) at the discretion of the Administrator, by delivery of the grantee’s personal note, for full, partial or no recourse, bearing interest payable not less than annually at market rate on the date of exercise and at no less than 100% of the applicable Federal rate, as defined in Section 1274(d) of the Code, with or without the pledge of such shares as collateral, or (d) at the discretion of the Administrator, in accordance with a cashless exercise program established with a securities brokerage firm, and approved by the Administrator, or (e) at the discretion of the Administrator, by any combination of the above methods.

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No option may be transferred other than by will or by the laws of descent and distribution, and during a recipient’s lifetime an option may be exercised only by the recipient. The Administrator will determine the extent to which a holder of a stock option may exercise the option following termination of service with us.

The Administrator will determine the extent to which a holder of a stock option may exercise the option following termination of service with us.

Effect of Certain Corporate Transactions. If the Company is to be consolidated with or acquired by another entity in a merger, sale of all or substantially all of the Company’s assets other than a transaction to merely change the state of incorporation (a “Corporate Transaction”), the Administrator or the board of directors of any entity assuming the obligations of the Company hereunder (the “Successor Board”), shall, as to outstanding options, either (i) make appropriate provision for the continuation of such options by substituting on an equitable basis for the Shares then subject to such options either the consideration payable with respect to the outstanding shares of common stock in connection with the Corporate Transaction or securities of any successor or acquiring entity (provided, that, at the discretion of the Administrator, all unvested options shall be made fully or partially exercisable for purposes of this Subparagraph upon the closing of the Corporate Transaction); or (ii) upon written notice to the participants, provide that all options must be exercised (either to the extent then exercisable or, at the discretion of the Administrator, all options being made fully or partially exercisable), within a specified number of days of the date of such notice, at the end of which period the options shall terminate; or (iii) terminate all options in exchange for a cash payment equal to the excess of the fair market value of the shares of common stock subject to such options (either to the extent then exercisable or, at the discretion of the Administrator, all options being made fully or partially exercisable) over the exercise price thereof.

Tax Withholding. As and when appropriate, we shall have the right to require each optionee purchasing shares of common stock and each grantee receiving an award of shares of common stock under the 2006 Plan to pay any federal, state or local taxes required by law to be withheld.

2016 Equity Compensation Plan

The following description of the principal terms of the 2016 Plan is a summary and is qualified in its entirety by the full text of the 2016 Plan.

Administration. The 2016 Plan is administered by the Compensation Committee of our Board of Directors, provided that the entire Board of Directors may act in lieu of the Compensation Committee on any matter, subject to certain requirements set forth in the 2016 Plan. The Compensation Committee may grant options to purchase shares of our common stock, stock appreciation rights, stock units, restricted shares of our common stock, performance shares, performance units, incentive bonus awards, other cash-based awards and other stock-based awards. The Compensation Committee also has broad authority to determine the terms and conditions of each option or other kind of award, and adopt, amend and rescind rules and regulations for the administration of the 2016 Plan. Subject to applicable law, the Compensation Committee may authorize one or more reporting persons (as defined in the 2016 Plan) or other officers to make awards (other than awards to reporting persons, or other officers whom the Compensation Committee has specifically authorized to make awards). No awards may be granted under the 2016 Plan on or after the ten-year anniversary of the adoption of the 2016 Plan by our Board of Directors, but awards granted prior to such tenth anniversary may extend beyond that date.

Eligibility. Awards may be granted under the 2016 Plan to any person who is an employee, officer, director, consultant, advisor or other individual service provider of the Company or any subsidiary, or any person who is determined by the Compensation Committee to be a prospective employee, officer, director, consultant, advisor or other individual service provider of the Company or any subsidiary.

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Shares Subject to the 2016 Plan. The aggregate number of shares of common stock proposed to be available for issuance in connection with options and awards granted under the 2016 Plan is 3,000,000 shares. Incentive Stock Options may, but need not be, granted with respect to all of the shares available for issuance under the 2016 Plan; provided, however, that the maximum aggregate number of shares of common stock which may be issued in respect of Incentive Stock Options (after giving effect to any increases pursuant to the “evergreen” provisions of the 2016 Plan discussed below) shall not exceed 6,000,000 shares, subject to adjustment in the event of stock, splits and similar transactions. If any award granted under the 2016 Plan payable in shares of common stock is forfeited, cancelled, or returned for failure to satisfy vesting requirements, otherwise terminates without payment being made, or if shares of common stock are withheld to cover withholding taxes on options or other awards, the number of shares of common stock as to which such option or award was forfeited, or which were withheld, will be available for future grants under the 2016 Plan.

In addition, the 2016 Plan contains an “evergreen” provision allowing for an annual increase in the number of shares of our common stock available for issuance under the 2016 Plan on January 1 of each year during the period beginning January 1, 2017, and ending on (and including) January 1, 2026. The annual increase in the number of shares shall be equal to (i) five point five percent (5.5%) of the total number of shares of common stock outstanding on December 31st of the preceding calendar year, or (ii) with respect to shares of common stock which may be issued under the 2016 Plan other than in respect to Incentive Stock Options, the difference between (x) eighteen percent (18%) of the total number of shares of common stock outstanding on December 31st of the preceding calendar year, and (y) the total number of shares of common stock reserved under the 2016 Plan on December 31st of such preceding calendar year (including shares subject to outstanding awards, issued pursuant to awards or available for future awards) if such amount is greater than the amount determined in (i) immediately above; provided, however, that our Board may act prior to the first day of any calendar year to provide that there shall be no increase such calendar year, or that the increase shall be a lesser number of shares of common stock than would otherwise occur. On January 1, 2017, 564,378 shares of common stock were added to the 2016 Plan pursuant to this evergreen provision. On January 1, 2018, another 564,378 shares of common stock were added to the 2016 Plan pursuant to this evergreen provision.

Terms and Conditions of Options. Options granted under the 2016 Plan may be either “incentive stock options” that are intended to meet the requirements of Section 422 of the Code or “nonqualified stock options” that do not meet the requirements of Section 422 of the Code. The Compensation Committee will determine the exercise price of options granted under the 2016 Plan. The exercise price of stock options may not be less than the fair market value, on the date of grant, per share of our common stock issuable upon exercise of the option (or 110% of fair market value in the case of incentive options granted to a ten-percent stockholder).

If on the date of grant the common stock is listed on a stock exchange or national market system, the fair market value shall generally be the closing sale price as of such date, or if there were no trades recorded on such date, then the most recent date preceding such date on which trades were recorded. If on the date of grant the common stock is traded in an over-the-counter market, the fair market will generally be the average of the closing bid and asked prices for the shares of common stock as of such date, or, if there are no closing bid and asked prices for the shares of common stock on such date, then the average of the bid and asked prices for the shares of common stock on the most recent date preceding such date on which such closing bid and asked prices are available. If the common stock is not listed on a national securities exchange or national market system or traded in an over-the-counter market, the fair market value shall be determined by the Compensation Committee in a manner consistent with Section 409A of the Code. Notwithstanding the foregoing, if on the date of grant the common stock is listed on a stock exchange or is quoted on a national market system, or is traded in an over-the-counter market, then solely for purposes of determining the exercise price of any grant of a stock option or the base price of any grant of a stock appreciation right, the Compensation Committee may, in its discretion, base fair market value on the last sale before or the first sale after the grant, the closing price on the trading day before or the trading day of the grant, the arithmetic mean of the high and low prices on the trading day before or the trading day of the grant, or any other reasonable method using actual transactions of the common stock as reported by the exchange or market on which the common stock is traded. In addition, the determination of fair market value also may be made using any other method permitted under Treasury Regulation section 1.409A-1(b)(5)(iv).

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No option may be exercisable for more than ten years from the date of grant (five years in the case of an incentive stock option granted to a ten-percent stockholder). Options granted under the 2016 Plan will be exercisable at such time or times as the Compensation Committee prescribes at the time of grant. No employee may receive incentive stock options that first become exercisable in any calendar year in an amount exceeding $100,000. The Compensation Committee may, in its discretion, permit a holder of a nonqualified stock option to exercise the option before it has otherwise become exercisable, in which case the shares of our common stock issued to the recipient will continue to be subject to the vesting requirements that applied to the option before exercise.

Generally, the option price may be paid in cash or by bank check or such other means as the Compensation Committee may accept. As set forth in an award agreement or otherwise determined by the Compensation Committee, in its sole discretion, at or after grant, payment in full or part of the exercise price of an option may be made (a) in the form of shares of common stock that have been held by the participant for such period as the Compensation Committee may deem appropriate for accounting purposes or otherwise, valued at the fair market value of such shares on the date of exercise; (ii) by surrendering to the Company shares of common stock otherwise receivable on exercise of the option; (iii) by a cashless exercise program implemented by the Compensation Committee in connection with the 2016 Plan; and/or (iv) by such other method as may be approved by the Compensation Committee and set forth in an award agreement.

No option may be transferred other than by will or by the laws of descent and distribution, and during a recipient’s lifetime an option may be exercised only by the recipient or the recipient’s guardian or legal representative. However, the Compensation Committee may permit the transfer of a nonqualified stock option, share-settled stock appreciation right, restricted stock award, performance share or share-settled other stock-based award either (a) by instrument to the participant’s immediate family (as defined in the 2016 Plan), (b) by instrument to an inter vivos or testamentary trust (or other entity) in which the award is to be passed to the participant’s designated beneficiaries, or (c) by gift to charitable institutions. The Compensation Committee will determine the extent to which a holder of a stock option may exercise the option following termination of service.

Stock Appreciation Rights. The Compensation Committee may grant stock appreciation rights independent of or in connection with an option. The Compensation Committee will determine the terms applicable to stock appreciation rights. The base price of a stock appreciation right will be determined by the Compensation Committee, but will not be less than 100% of the fair market value of a share of our common stock with respect to the date of grant of such stock appreciation right. The maximum term of any SAR granted under the 2016 Plan is ten years from the date of grant. Generally, each SAR stock appreciation right will entitle a participant upon exercise to an amount equal to:

●	the excess of the fair market value of a share of common stock on the date of exercise of the stock appreciation right over the base price of such stock appreciation right, multiplied by

●	the number of shares as to which such stock appreciation right is exercised.

Payment may be made in shares of our common stock, in cash, or partly in common stock and partly in cash, all as determined by the Compensation Committee.

Restricted Stock and Stock Units. The Compensation Committee may award restricted common stock and/or stock units under the 2016 Plan. Restricted stock awards consist of shares of stock that are transferred to a participant subject to restrictions that may result in forfeiture if specified conditions are not satisfied. Stock units confer the right to receive shares of our common stock, cash, or a combination of shares and cash, at a future date upon or following the attainment of certain conditions specified by the Compensation Committee. The Compensation Committee will determine the restrictions and conditions applicable to each award of restricted stock or stock units, which may include performance-based conditions. Dividends with respect to restricted stock may be paid to the holder of the shares as and when dividends are paid to stockholders or at the times of vesting or other payment of the restricted stock award. Stock unit awards may be granted with dividend equivalent rights, which may be accumulated and may be deemed reinvested in additional stock units, as determined by the Compensation Committee in its discretion. If any dividend equivalents are paid while a stock unit award is subject to restrictions, the dividend equivalents shall be subject to the same restrictions on transferability as the underlying stock units, unless otherwise set forth in an award agreement. Unless the Compensation Committee determines otherwise, holders of restricted stock will have the right to vote the shares.

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Performance Shares and Performance Units. The Compensation Committee may award performance shares and/or performance units under the 2016 Plan. Performance shares and performance units are awards which are earned during a specified performance period subject to the attainment of performance criteria, as established by the Compensation Committee. The Compensation Committee will determine the restrictions and conditions applicable to each award of performance shares and performance units.

Incentive Bonus Awards. The Compensation Committee may award Incentive Bonus Awards under the 2016 Plan. Incentive Bonus Awards may be based upon the attainment of specified levels of Company or subsidiary performance as measured by pre-established, objective performance criteria determined at the discretion of the Compensation Committee. Incentive Bonus Awards will be paid in cash or common stock, as set forth in an award agreement.

Other Stock-Based and Cash-Based Awards. The Compensation Committee may award other types of equity-based or cash-based awards under the 2016 Plan, including the grant or offer for sale of unrestricted shares of our common stock and payment in cash or otherwise of amounts based on the value of shares of common stock.

Section 162(m) Compliance. If stock or cash-based awards are intended to satisfy the conditions for deductibility under Section 162(m) of the Code as “performance-based compensation,” the performance criteria will be selected from among the following, which may be applied to our Company as a whole, any subsidiary or any division or operating unit thereof: (a) pre-tax income; (b) after-tax income; (c) net income; (d) operating income or profit; (e) cash flow, free cash flow, cash flow return on investment, net cash provided by operations, or cash flow in excess of cost of capital; (f) earnings per share; (g) return on equity; (h) return on sales or revenues; (i) return on invested capital or assets; (j) cash, funds or earnings available for distribution; (k) appreciation in the fair market value of the common stock; (l) operating expenses; (m) implementation or completion of critical projects or processes; (n) return on investment; (o) total return to stockholders; (p) dividends paid; (q) net earnings growth; (r) related return ratios; (s) increase in revenues; (t) the Company’s published ranking against its peer group of pharmaceutical companies based on total stockholder return; (u) net earnings; (v) changes (or the absence of changes) in the per share or aggregate market price of the common stock; (w) number of securities sold; (x) earnings before or after any one or more of the following items: interest, taxes, depreciation or amortization, as reflected in the Company’s financial reports for the applicable period; (y) total revenue growth; (z) economic value created; (aa) operating margin or profit margin; (bb) share price or total stockholder return; (cc) cost targets, reductions and savings, productivity and efficiencies; (dd) strategic business criteria, consisting of one or more objectives based on meeting objectively determinable criteria: specified market penetration, geographic business expansion, progress with research and development activities, investor satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, and goals relating to acquisitions, divestitures, joint ventures and similar transactions, and budget comparisons; (ee) objectively determinable personal or professional objectives, including any of the following performance goals: the implementation of policies and plans, the negotiation of transactions, the development of long term business goals, formation of joint ventures, research or development collaborations, and the completion of other corporate transactions, and (ff) any combination of, or a specified increase or improvement in, any of the foregoing.

At the end of the performance period established in connection with any award, the Compensation Committee will determine the extent to which the performance goal or goals established for such award have been attained, and shall determine, on that basis, the number of performance shares or performance units included in such award that have been earned and as to which payment will be made. The Compensation Committee will certify in writing the extent to which it has determined that the performance goal or goals established by it for such award have been attained.

With respect to awards intended to be performance-based compensation under Section 162(m) of the Code, no participant of the 2016 Plan may receive in any one fiscal year (a) options or stock appreciation rights relating to more than 1,000,000 shares of our common stock, and (b) stock units, restricted shares, performance shares, performance units or other stock-based awards that are denominated in shares of common stock relating to more than 1,000,000 shares of our common stock in the aggregate. The maximum dollar value payable to any participant for a fiscal year of the Company with respect to stock units, performance units or incentive bonus awards or other stock-based awards that may be settled in cash or other property (other than common stock) is $1,500,000.

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Effect of Certain Corporate Transactions. The Compensation Committee may, at the time of the grant of an award, provide for the effect of a change in control (as defined in the 2016 Plan) on any award, including (i) accelerating or extending the time periods for exercising, vesting in, or realizing gain from any award, (ii) eliminating or modifying the performance or other conditions of an award, (iii) providing for the cash settlement of an award for an equivalent cash value, as determined by the Compensation Committee, or (iv) such other modification or adjustment to an award as the Compensation Committee deems appropriate to maintain and protect the rights and interests of participants upon or following a change in control. The Compensation Committee may, in its discretion and without the need for the consent of any recipient of an award, also take one or more of the following actions contingent upon the occurrence of a change in control: (a) cause any or all outstanding options and stock appreciation rights to become immediately exercisable, in whole or in part; (b) cause any other awards to become non-forfeitable, in whole or in part; (c) cancel any option or stock appreciation right in exchange for a substitute option; (d) cancel any award of restricted stock, stock units, performance shares or performance units in exchange for a similar award of the capital stock of any successor corporation; (e) redeem any restricted stock, stock unit, performance share or performance unit for cash and/or other substitute consideration with a value equal to the fair market value of an unrestricted share of our common stock on the date of the change in control; (f) cancel any option or stock appreciation right in exchange for cash and/or other substitute consideration based on the value of our common stock on the date of the change in control, and cancel any option or stock appreciation right without any payment if its exercise price exceeds the value of our common stock on the date of the change in control; (g) cancel any stock unit or performance unit held by a participant affected by the change in control in exchange for cash and/or other substitute consideration with a value equal to the fair market value per share of common stock on the date of the change in control, or (h) make such other modifications, adjustments or amendments to outstanding awards as the Compensation Committee deems necessary or appropriate.

Amendment, Termination. The 2016 Equity Compensation Plan will remain in effect until March 2026, or, if earlier, when awards have been granted covering all available shares under the 2016 Plan or the 2016 Plan is otherwise terminated by the Board. The Board may amend the terms of awards in any manner not inconsistent with the 2016 Plan, provided that no amendment shall adversely affect the rights of a participant with respect to an outstanding award without the participant’s consent. In addition, our Board of Directors may at any time amend, suspend, or terminate the 2016 Plan, provided that (i) no such amendment, suspension or termination shall materially and adversely affect the rights of any participant under any outstanding award without the consent of such participant and (ii) to the extent necessary and desirable to comply with any applicable law, regulation, or stock exchange rule, the 2016 Plan requires us to obtain stockholder consent. Stockholder approval is required for any plan amendment that increases the number of shares of common stock available for issuance under the 2016 Plan or changes the persons or classes of persons eligible to receive awards.

Tax Withholding. The Company has the power and right to deduct or withhold, or require a participant to remit to the Company, the minimum statutory amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulations to be withheld.

Recoupment Policy. Awards granted under the 2016 Plan will be subject to any provisions of applicable law providing for the recoupment or clawback of incentive compensation, such as provisions imposed pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act; the terms of any Company recoupment, clawback or similar policy in effect at the time of grant of the award; and any recoupment, clawback or similar provisions that may be included in the applicable award agreement.

Federal Income Tax Consequences. The following is a brief summary of the U.S. federal income tax consequences applicable to awards granted under the 2016 Plan based on the federal income tax laws in effect on the date of this proxy statement. This summary is not intended to be exhaustive and does not address all matters relevant to a particular participant based on his or her specific circumstances. The summary expressly does not discuss the income tax laws of any state, municipality, or non-U.S. taxing jurisdiction, or the gift, estate, excise (including the rules applicable to deferred compensation under Code Section 409A), or other tax laws other than federal income tax law. The following is not intended or written to be used, and cannot be used, for the purposes of avoiding taxpayer penalties. Because individual circumstances may vary, the Company advises all participants to consult their own tax advisor concerning the tax implications of awards granted under the 2016 Plan.

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A recipient of a stock option or stock appreciation right will not have taxable income upon the grant of the stock option or stock appreciation right. For non-statutory stock options and stock appreciation rights, the participant will recognize ordinary income upon exercise in an amount equal to the difference between the fair market value of the shares and the exercise price on the date of exercise. Any gain or loss recognized upon any later disposition of the shares generally will be a capital gain or loss.

The acquisition of shares upon exercise of an incentive stock option will not result in any taxable income to the participant, except, possibly, for purposes of the alternative minimum tax. The gain or loss recognized by the participant on a later sale or other disposition of such shares will either be long-term capital gain or loss or ordinary income, depending upon whether the participant holds the shares for the legally-required period (two years from the date of grant and one year from the date of exercise). If the shares are not held for the legally-required period, the participant will recognize ordinary income equal to the lesser of (i) the difference between the fair market value of the shares on the date of exercise and the exercise price, or (ii) the difference between the sales price and the exercise price, and the balance of the gain, if any, will be afforded capital gain treatment.

For awards of stock grants, the participant will not have taxable income upon the receipt of the award (unless the participant elects to be taxed at the time of the stock is granted rather than when it becomes vested). The stock grants will generally be subject to tax upon vesting as ordinary income equal to the fair market value of the shares at the time of vesting less the amount paid for such shares (if any).

A participant is not deemed to receive any taxable income at the time an award of restricted stock units is granted. When vested restricted stock units (and dividend equivalents, if any) are settled and distributed, the participant will recognize ordinary income equal to the amount of cash and/or the fair market value of shares received less the amount paid for such restricted stock units (if any).

If the participant is an employee or former employee, the amount a participant recognizes as ordinary income in connection with any award is subject to withholding taxes (not applicable to incentive stock options) and the Company is allowed a tax deduction equal to the amount of ordinary income recognized by the participant. In addition, Code Section 162(m) contains special rules regarding the federal income tax deductibility of compensation paid to the Company’s chief executive officer and to certain of the Company’s other executive officers. The general rule is that annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, the Company can preserve the deductibility of certain compensation in excess of $1,000,000 if such compensation qualifies as “performance-based compensation” by complying with certain conditions imposed by the Code Section 162(m) rules (including the establishment of a maximum number of shares with respect to which awards may be granted to any one employee during one fiscal year).

Option Grants and Stock Awards

As of December 31, 2017, we had outstanding stock options to purchase 3,566,299 shares at an average exercise price of approximately $1.20 per share. Included in the total outstanding stock options were 0 stock options granted under the 2006 Plan in 2017 and 1,103,000 nonqualified stock options granted under the 2016 Plan in 2017 to our executive officers and others at an exercise price of $1.25 per share.

All awards to be made under the 2016 Plan are discretionary, subject to the terms of the 2016 Plan. Therefore, the benefits and amounts that will be received or allocated under the 2016 Plan are generally not determinable at this time. The equity grant program for our non-employee directors is described under the Compensation of Directors section in this proxy statement. The following table summarizes these 2016-2017 awards to our named executive officers under the 2016 Plan, all executive officers and the non-executive officer employees and consultants.

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New Plan Benefits Table

Name and Position	Number of Units (options)
Garo H. Armen, Executive Chairman	750,000	(1)
Alexander K. Arrow, Chief Financial Officer	215,000	(2)
Non-Executive Director Group	825,000	(3)
Non-Executive Officer Employee/Consultant Group	371,300	(4)

(1)	These options vest over three years in monthly installments.

(2)	These options vest over three years in monthly installments. Dr. Arrow also has an 100,000 option grant made under the 2006 Option Plan.

(3)	105,000 of these options vest over four years in equal monthly installments, 185,000 of these options vest over two years in equal monthly installments, 385,000 of these options vest over one and a half years in equal monthly installments and as of December 31, 2017, 58,333 have fully vested.

(4)	371,299 of these options vest over four years in equal monthly installments, 15,000 of these options vest over two years in equal monthly installments, 10,000 of these options vest over one year in equal monthly installments, and 100,000 of these options vest over three years in equal monthly installments.

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REPORT OF THE AUDIT COMMITTEE*

The undersigned members of the Audit Committee of the Board of Directors of Protagenic Therapeutics, Inc. (the “Company”) submit this report in connection with the committee’s review of the financial reports for the fiscal year ended December 31, 2017 as follows:

1.	The Audit Committee has reviewed and discussed with management the audited financial statements for the Company for the fiscal year ended December 31, 2017.

2.	The Audit Committee has discussed with representatives of MaloneBailey, LLP, the independent public accounting firm, the matters which are required to be discussed with them under the provisions of Auditing Standard No. 16, as amended (Communications with Audit Committees).

3.	The Audit Committee has discussed with MaloneBailey, LLP, the independent public accounting firm for the fiscal year ended December 31, 2017, the auditors’ independence from management and the Company has received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board.

In addition, the Audit Committee considered whether the provision of non-audit services by MaloneBailey, LLP is compatible with maintaining its independence. In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors has approved) that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 for filing with the Securities and Exchange Commission.

Audit Committee of Protagenic Therapeutics, Inc.

Brian J. Corvese, Chairperson

Khalil Barrage

*	The foregoing report of the Audit Committee is not to be deemed “soliciting material” or deemed to be “filed” with the Securities and Exchange Commission (irrespective of any general incorporation language in any document filed with the Securities and Exchange Commission) or subject to Regulation 14A of the Securities Exchange Act of 1934, as amended, or to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent we specifically incorporate it by reference into a document filed with the Securities and Exchange Commission.

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STOCK OWNERSHIP

The following table summarizes the beneficial owners of more than 5% of the Company’s voting securities and the securities of the Company beneficially owned by the Company’s directors and officers as of June 12, 2018.

Name and address of Beneficial Owner	Amount of Beneficial Ownership		Percent of Beneficial Ownership

Garo H. Armen(1)	4,247,299	(2)	33

Robert B. Stein(1)	285,556	(3)	2

Khalil Barrage(1)	268,750	(4)	2

Alexander K. Arrow(1)	322,777	(5)	2

Larry N. Feinberg 808 North St., Greenwich, CT 06831	800,000	(6)	6

Brian J. Corvese(1)	50,139	(7)	*

David A. Lovejoy	572,562	(8)	4

Josh Silverman(1)	68,750	(9)	1

Strategic Bio Partners LLC (10) 777 Third Avenue 30th Floor New York, NY 10017	2,193,413	(11)	17

All directors and executive officers as a group (6 persons)	5,243,271	(12)

* Less than 1%

(1) Executive officer and/or director.

(2) Includes warrants to purchase 1,253,367 shares of common stock at an exercise price of approximately $1.00 per share. Includes 2,296,012 shares held in the name of Dr. Armen and 250,000 shares held in the name of the Garo H. Armen IRA, as to which Dr. Armen has sole voting and dispositive power. Also includes options to purchase 447,920 shares of common stock at an exercise price of $1.25 per share. Does not include options to purchase 302,080 shares that are not exercisable within 60 days of the date of this proxy statement.

(3) Represents options to purchase 285,556 shares of common stock at an exercise price of $1.25 per share. Does not include options to purchase 154,444 shares in the aggregate that are not exercisable within 60 days of the date of this proxy statement.

(4) Includes 50,000 shares of common stock and options to purchase 218,750 shares of common stock at an exercise price of $1.25 per share. Does not include options to purchase 21,250 shares in the aggregate that are not exercisable within 60 days of the date of this proxy statement.

(5) Includes 100,000 shares held in the name of Dr. Arrow and 18,260 shares held in the name of the Alexander K. Arrow IRA, as to which Dr. Arrow has sole voting and dispositive power. Also includes options to purchase 204,517 shares of common stock at an exercise price of $1.25 per share. Does not include options to purchase 110,483 shares of common stock in the aggregate that are not exercisable within 60 days of the date of this proxy statement.

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(6) Includes 200,000 shares of common stock held in the name of Mr. Feinberg and warrants to purchase 600,000 shares of common stock at an exercise price of $1.00 per share.

(7) Includes options to purchase 50,139 shares of common stock at an exercise price of $1.75 per share. Does not include options to purchase 44,861 shares of common stock that are not exercisable within 60 days of the date of this proxy statement.

(8) Includes 148,800 shares of common stock held in the name of Dr. Lovejoy and options to purchase 423,762 shares of common stock in the aggregate with an exercise price ranging from $1.00 to $1.25 per share. Does not include options to purchase 109,538 shares of common stock that are not exercisable within 60 days of the date of this proxy statement.

(9) Includes options to purchase 68,750 shares of common stock at an exercise price of $1.25 per share. Does not include options to purchase 21,250 shares of common stock that are not exercisable within 60 days of the date of this proxy statement.

(10) Hudson Bay Master Fund Ltd. (the “Managing Member”) is the managing member of Strategic Bio Partners, LLC (“SBP”). Pursuant to SBP’s Limited Liability Company Operating Agreement, the Managing Member has delegated to Hudson Bay Capital Management LP (“HBC”) full and sole investment discretion and voting control of SBP’s portfolio securities. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of HBC. Each of SBP, the Managing Member and Sander Gerber disclaims beneficial ownership over these securities.

(11) SBP also holds shares of Series B Preferred Stock convertible into common stock and Predecessor Warrants to purchase common stock. However, the Series B Preferred and the Predecessor Warrants are subject to a “Beneficial Ownership Cap” limitation pursuant to which the holder thereof does not have the right to convert Series B Preferred Stock or exercise the Predecessor Warrants to the extent that such exercise would result in beneficial ownership by the holder thereof, or any of its affiliates and any other persons or entities whose beneficial ownership of common stock would be aggregated with the holder’s for purposes of Section 13(d) of the Exchange Act, of more than 9.99% of the total number of shares of common stock issued and outstanding immediately after giving effect to such conversion or exercise. Disregarding the Beneficial Ownership Cap, SBP would own 2,193,413 shares of common stock, including the shares underlying Series B Preferred Stock and Predecessor Warrants.

(12) Includes warrants to purchase 1,253,367 shares of common stock and options to purchase 1,275,632 shares of common stock.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Other than compensation arrangements for our named executive officers and directors, we describe below each transaction or series of similar transactions, since January 1, 2016, to which we were a party or will be a party, in which:

●	the amounts involved exceeded or will exceed $120,000; and

●	any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

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Compensation arrangements for our named executive officers and directors are described in the section entitled “executive compensation.”

Our principal offices are located at 149 Fifth Avenue, Suite 500, New York, New York 10010, in a conference room of Agenus, Inc. We utilize our principal office for quarterly board meetings and our annual stockholder meeting at no cost. Our personnel and consultants all work remotely, the Company’s basic science laboratory work is conducted in the Lovejoy Lab at the University of Toronto, and its preclinical efficacy work is conducted at CROs. Hence the Company does not have the need for a day-to-day physical office location other than a mailing address and conference room facility for meetings. For that reason, the Agenus conference room suits its purposes without imposing any inconveniences upon Agenus. Dr. Armen, our Executive Chairman, is also the Chairman and Chief Executive Officer of Agenus Inc.

Transactions with Predecessor Stockholders

Split-Off

At the closing of the Merger we had a 51% interest in MomSpot LLC, and the remaining 49% was held by B.E. Global LLC. Barry Eisenberg is the sole owner of B.E. Global LLC and is the Chief Executive Officer of MomSpot LLC. Immediately after the closing of the Merger, we split off our 51% membership interests in MomSpot LLC. The split-off was accomplished through the transfer of all of our membership interests of MomSpot LLC to B.E. Global LLC having nominal value of nominal considerations via a split off agreement.

Secured Convertible Notes/Predecessor Warrants

Between February 11, 2014 and December 9, 2015, Atrinsic issued secured convertible promissory notes (the “Secured Convertible Notes”) in the aggregate principal amount of $665,000 and $35,000 in interest to two of its stockholders, of which Secured Convertible Notes in the aggregate principal amount of $332,500 were issued to Iroquois Master Fund Ltd. (“IMF”). Josh Silverman, who became one of our directors upon the closing of the Merger, is an affiliate of IMF. The Secured Convertible Notes, as revised and amended, had a maturity date of August 31, 2016 and bore interest at the rate of 5.0% per annum, payable at maturity. The outstanding principal and accrued interest of each Secured Convertible Note was convertible, subject to a 4.99% beneficial ownership cap), into shares of Atrinsic’s common stock at an initial conversion price of $5.00 per share (subject to adjustment), at the option of the respective holders. IMF exchanged the Secured Convertible Notes that it held for 147,972 Predecessor Warrants, which Predecessor Warrants were issued to the Designee at the closing of the Merger, and the instruments by which the Secured Convertible Notes were secured were simultaneously terminated.

Transactions Relating to Protagenic

Garo H. Armen, our Chairman and principal stockholder, purchased shares of Series B Preferred Stock in the Private Offering in exchange for the cancellation of $350,000 of loans made by him, plus accrued and unpaid interest on these loans.

During 2013 and 2012, Dr. Armen made loans to us in the amount of $310,000. The proceeds of the loans were used to fund research, development and general operating activity of Protagenic. The loans accrued interest at the rate of 10% per annum. In February 2013, in connection with a capital raise by Protagenic, the loans and accrued interest thereon, totaling $317,789, were converted into Protagenic warrants to purchase 953,367 shares of Protagenic common stock at an exercise price of $1.00 per share. Other than with respect to the payment of the purchase price for the securities by the conversion of debt, Dr. Armen participated in this capital raise on the same terms as all other investors.

From April 15, 2015 through October 29, 2015, Dr. Armen made five loans to Protagenic. The proceeds of the loans were used to fund research, development and general operating activity of Protagenic. The loans accrued interest at the rate of 10% per annum. Principal and accrued interest on these loans, totaling approximately $350,000, were converted into shares of Series B Preferred Stock in the Private Offering at a price of $1.25 per share.

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On December 21, 2015, Dr. Alexander K. Arrow purchased 60,000 shares of common stock of Protagenic from Mark Berg at a per share purchase price equal to $0.50 for an aggregate purchase price of $30,000. In addition, Dr. Arrow purchased 58,260 shares of Series B Preferred Stock in the Private Offering, on the same terms as all other investors.

Effective December 23, 2015, Dr. Armen entered into an additional loan agreement with Protagenic pursuant to which he agreed to loan Protagenic up to $150,000. The loans under this Agreement accrued interest at the rate of 10% per year. The principal and interest on these loans is convertible into common stock at a price of $1.25 per share. On December 23, 2015, Protagenic borrowed $37,628 of the $150,000 available Borrowings under the agreement.

Effective June 17, 2016, the Board of Directors determined that it was in the best interest of the Company to convert the last remaining portion of debt owed to Dr. Armen into equity, per the terms of the loan agreements. The sum total of remaining debt and accumulated interest as of December 31, 2017 was $0.

Merger Transaction

On February 12, 2016, which we refer to as the Merger Closing Date, Atrinsic, Inc., Protagenic Therapeutics, Inc. and Protagenic Acquisition Corp., Atrinsic, Inc.’s wholly-owned subsidiary, entered into a merger agreement and completed the merger contemplated thereby (the “Merger”). Pursuant to the merger agreement, on the Merger Closing Date, Protagenic Acquisition Corp. merged with and into Protagenic Therapeutics, Inc., with Protagenic Therapeutics, Inc. remaining as the surviving entity and wholly-owned subsidiary of Atrinsic, Inc. On June 17, 2016, we merged our wholly-owned subsidiary Protagenic Therapeutics, Inc. with and into the Company and we changed our name from Atrinsic, Inc. to Protagenic Therapeutics, Inc.

Policies and Procedures for Related Party Transactions

We have adopted a policy that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our common stock, any members of the immediate family of any of the foregoing persons and any firms, corporations or other entities in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest, which we refer to collectively as related parties, are not permitted to enter into a transaction with us without the prior consent of our Board of Directors acting through the audit committee or, in certain circumstances, the chairman of the audit committee. Any request for us to enter into a transaction with a related party, in which the amount involved exceeds $100,000 and such related party would have a direct or indirect interest must first be presented to our audit committee, or in certain circumstances the chairman of our audit committee, for review, consideration and approval. In approving or rejecting any such proposal, our audit committee, or the chairman of our audit committee, is to consider the material facts of the transaction, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, the extent of the benefits to us, the availability of other sources of comparable products or services and the extent of the related party’s interest in the transaction.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF THE DIRECTOR NOMINEES.

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PROPOSAL 2: RATIFY THE APPOINTMENT OF MALONEBAILEY, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2018

On May 18, 2017, we engaged MaloneBailey LLP (“Malone”) as our principal independent registered public accounting firm, and effective May 18, 2017, we dismissed Marcum LLP (“Marcum”) as Protagenic Therapeutics, Inc.’s principal independent registered public accounting firm. The decision to dismiss Marcum and to appoint Malone was approved by our board of directors.

Marcum’s report on our financial statements for the fiscal years ended December 31, 2016 and 2015 did not contain an adverse opinion or disclaimer of opinion, or qualification or modification as to uncertainty, audit scope, or accounting principles.

During Protagenic Therapeutics’ two most recent fiscal years ended December 31, 2017 and 2016, there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K between the Company and Marcum or Malone, as applicable, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the accountant, would have caused the accountant to make reference to the subject matter of the disagreements in connection with its reports on the consolidated financial statements for such fiscal years, or (2) reportable events, except that Marcum advised the Company of a material weakness related to difficulty in accounting for complex accounting transactions due to an insufficient number of accounting personnel with experience in that area and limited segregation of duties within the Company’s accounting and financial reporting functions.

During our two most recent fiscal years ended December 31, 2017 and 2016, we have not consulted with Malone regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, nor has Malone provided to us a written report or oral advice that Malone concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue. In addition, during such periods, we have not consulted with Malone regarding any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

The Audit Committee has appointed MaloneBailey, LLP as our independent registered public accounting firm to audit the financial statements of the Company for the fiscal year ending December 31, 2018, and has further directed that management submit their selection of independent registered public accounting firm for ratification by our stockholders at the Annual Meeting. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as public registered accounting firm. Representative(s) of Malone are expected to be available by phone to respond to appropriate questions at the Annual Meeting.

Although stockholder ratification of the selection of Malone as our independent registered public accounting firm is not required by our Bylaws or otherwise, the Audit Committee believes it appropriate as a matter of policy to request that stockholders ratify the selection of our independent registered public accounting firm. In the event the stockholders do not ratify the appointment of Malone, the Audit Committee will reconsider its appointment. In addition, even if the stockholders ratify the appointment of Malone, the Audit Committee may in its discretion appoint a different independent public accounting firm at any time if the Audit Committee determines that a change is in the best interests of us and our stockholders.

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Principal Accountant Fees and Services

The following table sets forth the fees for services provided and reasonably expected to be billed by Malone Bailey LLP. The following is a summary of the fees billed to the Company for professional services rendered for the fiscal years ended December 31, 2017 and 2016.

	Fiscal Year 2017	Fiscal Year 2016
Audit fees	$30,000	$-
Audit-related fees	$-	$-
Tax Fees	$-	$-
All other fees	$-	$-

Total	$30,000	$-

The following table sets forth the fees for services provided and reasonably expected to be billed by Marcum LLP. The following is a summary of the fees billed to the Company for professional services rendered for the fiscal years ended December 31, 2017 and 2016.

	Fiscal Year 2017	Fiscal Year 2016
Audit fees	$17,500	$88,500
Audit-related fees	$-	$15,458
Tax Fees	$-	$-
All other fees	$-	$-

Total	$17,500	$103,958

Audit Fees: For the fiscal years ended December 31, 2017 and 2016, the aggregate audit fees billed by our independent auditors were for professional services rendered for audits and quarterly reviews of our consolidated financial statements, and assistance with reviews of registration statements and documents filed with the SEC.

Audit-Related Fees: Audit-related fees are for assurance and other activities not explicitly related to the audit of our financial statements.

Tax Fees: For the fiscal years ended December 31, 2017 and 2016, there were no tax fees, respectively.

All Other Fees: For the fiscal years ended December 31, 2017 and 2016, there were $0 and $0, respectively

Audit Committee Pre-Approval Policies and Procedures. The Audit Committee oversees and monitors our financial reporting process and internal control system, reviews and evaluates the audit performed by our registered independent public accountants and reports to the Board any substantive issues found during the audit. The Audit Committee is directly responsible for the appointment, compensation and oversight of the work of our registered independent public accountants. The Audit Committee convenes on a quarterly basis to approve each quarterly filing, and an annual basis to review the engagement of the Company’s external auditor.

The Audit Committee has considered whether the provision of Audit-Related Fees, Tax Fees, and all other fees as described above is compatible with maintaining Marcum LLP’s and Malone Bailey LLP’s independence and has determined that such services for fiscal years 2016 and 2017, respectively, were compatible. All such services were approved by the Audit Committee pursuant to Rule 2-01 of Regulation S-X under the Exchange Act to the extent that rule was applicable.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

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Proposal 3: NON-BINDING “SAY ON PAY” ADVISORY PROPOSAL REGARDING EXECUTIVE COMPENSATION

As required by Section 14A of the Securities Exchange Act of 1934, we are providing our stockholders with the opportunity to cast a non-binding advisory vote on the compensation of our named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion beginning on page 11 of this proxy statement. We believe that it is appropriate to seek the views of our stockholders on the design and effectiveness of the Company’s executive compensation program.

Our executive compensation policy is intended to further our interests, as well as those of our stockholders, by encouraging growth of our business through securing, retaining and motivating executives of a high caliber who possess the skills necessary for our development and growth. We believe that it achieves these goals by (i) offering competitive base salaries to the named executive officers and (ii) offering the named executive officers participation in equity compensation plans.

Our Board of Directors encourages our stockholders to approve the following resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion, is hereby APPROVED.

As an advisory vote, this proposal is not binding upon the Company. However, the Compensation Committee, which is responsible for designing and administering our executive compensation program, values the opinions expressed by stockholders in their vote on this proposal, and therefore will take such vote into consideration when evaluating our compensation programs and practices applicable to the named executive officers.

Vote Required and Recommendation

This vote is advisory and not binding on the Company. The affirmative vote of the holders of a majority of the outstanding shares of our common stock represented in person or by proxy at the Annual Meeting is required to approve the compensation paid to our named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE NON-BINDING ADVISORY PROPOSAL REGARDING EXECUTIVE COMPENSATION AS DESCRIBED IN THIS PROPOSAL 3.

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Proposal 4: NON-BINDING ADVISORY PROPOSAL ON APPROVAL OF “SAY-ON-PAY FREQUENCY” TO DETERMINE THE FREQUENCY OUR STOCKHOLDERS WILL BE ASKED TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

In accordance with the changes to Section 14A of the Securities Exchange Act, as amended, which were made pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are providing our stockholders with the opportunity to cast a non-binding advisory vote regarding the frequency of “Say-on-Pay” votes. Applicable rules require public companies to submit this proposal to their stockholders at least every six years. We submitted the “Say on Pay” vote to our stockholders at our 2017 Annual Meeting and this is the first time we hold the vote on frequency of the “Say on Pay” votes.

The Board of Directors believes that it is in the best interest of the Company and its stockholders that a “Say-on-Pay” vote be held every three years. We believe that this frequency is appropriate for several reasons. An advisory vote on executive compensation held every three years would enable our stockholders to timely express their views on the Company’s executive compensation program and enable the Board and the Compensation Committee to determine current stockholder sentiment while maintaining the amount of proposals to be introduced at each annual meeting at a minimum. Our executive compensation programs are designed to promote long-term connection between pay and performance and, although the Board recognizes that executive compensation disclosures are made annually, the Board believes that holding such proposal for a vote more frequently would not be efficient or have a significant impact.

Although this advisory vote regarding the frequency of “Say-on-Pay” votes is non-binding on the Board, the Board and the Compensation Committee will review the voting results and take them into consideration when deciding how often to conduct future “Say-on-Pay” stockholder advisory votes. In addition, in the event the Company makes a material change to its executive compensation policies affecting named executive officers and a “Say-on-Pay” vote is not otherwise scheduled for the first year to which such change will be disclosed in the proxy statement, then the Company intends to accelerate the “Say-on-Pay” voting schedule and conduct a “Say-on-Pay” vote for that year. The Board will disclose its position on the frequency of future advisory votes on executive compensation in the investor relations section of our website at www.protagenic.com.

If the stockholders agree with the Board of Directors recommendation regarding the frequency of “Say-on-Pay” proposals, the next “Say-on-Pay” proposal (after the proposal contained in this proxy statement as Proposal No. 3) would be included in the proxy statement relating to our 2021 Annual Meeting of Stockholders.

Vote Required and Recommendation

This vote is advisory and not binding on the Company. Although the Board recommends a “say-on-pay” vote every three years, stockholders will be able to specify one of the following four choices for this proposal on the proxy card: one year, two years, three years or abstain from voting. Stockholders are not voting to approve or disapprove of the Board’s recommendation.

In the absence of a majority of votes cast in support of any one frequency, the option of one year, two years, or three years that receives the greatest number of votes will be considered the frequency selected by our stockholders.

Unless otherwise instructed, the proxies will vote for the “3 years” frequency alternative.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR “3 YEARS” AS THE FREQUENCY OUR STOCKHOLDERS WILL BE ASKED TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

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STOCKHOLDER PROPOSALS

Any stockholder who intends to present a proposal at the 2019 Annual Meeting of Stockholders for inclusion in the Company’s Proxy Statement and Proxy form relating to such Annual Meeting must submit such proposal to the Company at its principal executive offices, as set forth above, by April 24, 2019. In addition, in the event a stockholder proposal is not received by the Company by April 24, 2019, the Proxy to be solicited by the Board of Directors for the 2019 Annual Meeting will confer discretionary authority on the holders of the Proxy to vote the shares if the proposal is presented at the 2019 Annual Meeting without any discussion of the proposal in the Proxy Statement for such meeting.

SEC rules and regulations provide that if the date of the Company’s 2019 Annual Meeting is advanced or delayed more than 30 days from the date of the 2018 Annual Meeting (which for purposes of this discussion, shall be deemed to be the date of this Annual Meeting), stockholder proposals intended to be included in the proxy materials for the 2019 Annual Meeting must be received by the Company within a reasonable time before the Company begins to print and mail the proxy materials for the 2019 Annual Meeting. Upon determination by the Company that the date of the 2019 Annual Meeting will be advanced or delayed by more than 30 days from the date of this Annual Meeting, the Company will disclose such change in the earliest possible Quarterly Report on Form 10-Q.

WHERE YOU CAN FIND ADDITIONAL INFORMATON

We are subject to the reporting requirements of the Exchange Act, and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. SEC filings are also available at the SEC’s web site at http://www.sec.gov.

We also maintain a website at www.protagenic.com, through which you can access our SEC filings. The information set forth on, or accessible from, our website is not part of this proxy statement.

OTHER MATTERS

As of the date of this proxy statement, the Board knows of no other matters that may come before the Annual Meeting. However, if any matters other than those referred to herein should be presented properly for consideration and action at the Annual Meeting, or any adjournment or postponement thereof, the proxies will be voted with respect thereto in accordance with the best judgment and in the discretion of the proxy holders.

The above notice and proxy statement are sent by order of the Board of Directors.

/s/ Alexander K.Arrow
Alexander K. Arrow
Chief Financial Officer and Secretary

June 13, 2018

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